UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 1, 2017, Puma Biotechnology, Inc. (the “Company”) announced that based on its recent meeting with the Rapporteur, Co-Rapporteur and review team members, as well as the European Medicines Agency (“EMA”), the Company plans to modify the summary of product characteristics (“SmPC”), sometimes referred to as the European product label, in its Marketing Authorisation Application (“MAA”) to restrict the intended population to patients initiating neratinib treatment within one year after completion of adjuvant trastuzumab therapy. The proposed SmPC will continue to include both hormone receptor positive and hormone receptor negative patients.

The Company recently conducted a meeting with the Rapporteur, Co-rapporteur and members of the review team as well as EMA to discuss the responses to the 120-day list of questions received in connection with the Company’s MAA for neratinib that was submitted in the summer of 2016. The initially proposed indication was for the “extended adjuvant treatment of adult patients with early-stage HER2-overexpressed/amplified breast cancer who have received prior adjuvant trastuzumab based therapy.” During this meeting it was discussed that neratinib would likely be sequenced immediately after adjuvant trastuzumab and more benefit was observed in the subgroup of patients who received neratinib within 1 year from prior trastuzumab completion when compared with those patients receiving neratinib after 1 year from the completion of prior trastuzumab treatment.    In addition, data from the pivotal adjuvant trastuzumab trials suggest that patients are at higher risk of recurrence closer to completion of adjuvant trastuzumab, and the risk of recurrence may decrease over time.

Based on this meeting, the Company will be revising the proposed SmPC in its MAA for neratinib to restrict the intended population to those patients initiating neratinib treatment within one year after completion of adjuvant trastuzumab therapy. The Committee for Medicinal Products for Human Use (“CHMP”) is continuing to review the Company’s MAA and has not yet made a final decision to recommend approval of the drug for the updated or any other indication and there is no guarantee when, if ever, the MAA will be approved. The tables below, based on the interim 5 year analysis announced in July 2016, show results for the invasive disease free survival (“DFS”) of the initially proposed intent to treat population and the intent to treat population (both hormone receptor positive and hormone receptor negative) in the subgroup of patients who initiated neratinib treatment within one year after completion of adjuvant trastuzumab therapy.

DFS for Initially Proposed Intent to Treat (ITT) Population

	2-Year DFS	3-Year DFS	4-Year DFS	5-Year Interim DFS
Neratinib	94.3%	92.5%	91.4%	90.4%
Placebo	91.9%	90.3%	89.2%	87.9%
Absolute invasive DFS Difference	2.4%	2.2%	2.2%	2.5%

DFS for Intent to Treat (ITT) Population in Patients Initiating Neratinib Treatment Less Than One Year After

the Completion of Adjuvant Trastuzumab

	2-Year DFS	3-Year DFS	4-Year DFS	5-Year Interim DFS
Neratinib	93.8%	92.0%	90.8%	89.9%
Placebo	91.0%	89.5%	88.3%	86.8%
Absolute invasive DFS Difference	2.8%	2.5%	2.5%	3.1%

Updated Kaplan-Meier curves for the subgroup of patients randomized within one year after completion of adjuvant trastuzumab therapy for (i) the intent to treat population; (ii) the subgroup of patients with centrally confirmed HER2 positive disease; (iii) the hormone receptor positive subgroup of patients and (iv) the hormone receptor negative subgroup of patients are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s plans to modify the SmPC in its MAA to restrict the intended population to patients initiating neratinib treatment within one year after completion of adjuvant trastuzumab therapy. All forward-looking statements included in this Current Report on Form 8-K involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that the Company has no product revenue and no products approved for marketing, the Company’s dependence on

PB272, which is still under development and may never receive regulatory approval, the challenges associated with conducting and enrolling clinical trials, the risk that the results of clinical trials may not support the Company’s drug candidate claims, even if approved, the risk that physicians and patients may not accept or use the Company’s products, the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates, the Company’s dependence on licensed intellectual property, and the other risk factors disclosed in the periodic reports filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Updated Kaplan-Meier Curves

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: March 1, 2017	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated Kaplan-Meier Curves